                                                                    Exhibit 2(a)

                               SECRETARY OF STATE
                                     [SEAL]
                                STATE OF NEVADA

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ALPHACOM, INC. did on DECEMBER 1, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office, in Carson City,
                                        Nevada, on December 2, 1997.



[SEAL]                                  /s/ Dean Heller
                                                   Secretary of State

                                        By /s/ illegible
                                                   Certification Clerk

                      STATE OF NEVADA - SECRETARY OF STATE

CERTIFICATE                                                        FILE NUMBER
                                                                   26772-1997
ALPHACOM, INC.

LAUGHLIN ASSOCIATES, INC.                   FOR THE FILING PERIOD 12/97 TO 12/98
2533 N. CARSON STREET
CARSON CITY, NV 89706

                                     [SEAL]       KA FILED
                                                 MAY 28 1998
                                                 DEAN HELLER
                                              SECRETARY OF STATE

     I, Dean Heller, the duly qualified Secretary of State of Nevada do hereby certify that the above corporation after having paid the annual fee of $85.00 for filing in this office a list of its officers and directors and designation of resident agent for the above filing period, together with penalty in the sum
of          and having also filed the aforesaid list as required by Nevada
Revised Statutes Section 78.150-78.165 and 80.110-80.140, as amended, is hereby authorized to transact and conduct business within the state for the aforesaid period.


                                                     /s/ Dean Heller
THE CERTIFICATE BECOMES A RECEIPT UPON BEING         DEAN HELLER
VALIDATED BY THE OFFICE OF SECRETARY OF STATE         SECRETARY OF STATE

             FILED
     IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         JUNE 04 1998

     NO. C26772-97
         ----------------
     /S/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                                 ALPHACOM, INC.


     The undersigned, being the President and Secretary of AlphaCom, Inc., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the Stockholders at a meeting held on May 27, 1998, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certify that the original Articles of Incorporation of AlphaCom, Inc., were filed with the Secretary of State of 1st day of December, 1997. The undersigned further certify that ARTICLE FIRST of the original Articles of Incorporation filed on the 1st day of December, 1997, herein is amended to read as follows:

                                 ARTICLE FOURTH

     FOURTH. That the total number of shares of common stock authorized that may be issued by the Corporation is TWENTY MILLION (20,000,000) shares of common stock @ $.001 par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

     The undersigned hereby certify that they have on this 27th of May, 1998, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                             /s/ Robert Snyder
                                             -----------------------
                                             President


                                             /s/ Dennis Snyder
                                             -----------------------
                                             Secretary


                           ALL PURPOSE ACKNOWLEDGMENT

State of Ohio       )
                    )  ss:
County of Summit    )

On the 27 day of May, 1998, before me, the undersigned Notary Public, personally appeared, Robert Snyder Pres - Dennis Snyder Secy known or proved by satisfactory evidence, to be the person whose name appears above, and acknowledged to me that he executed the above in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.

                                             (Official Stamp or Seal)

/s/ illegible
--------------------
Notary Public

My Commission expires
     7-11-2002

         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      DEC 01 1997
   NO. C26772-1997         ARTICLES OF INCORPORATION
       -----------         -------------------------
      Dean Heller
DEAN HELLER, SECRETARY OF STATE      OF
                                     --

                              AlphaCom, Inc.
                              --------------



        FIRST. The name of the corporation is:


                                 AlphaCom, Inc.


        SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

        THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

        (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

        (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

         C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

        (D) Shall have power to sue and be sued in any court of law or equity.

        (E) Shall have power to make contracts.

        (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

        (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

        (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

        (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

        (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

        (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

        (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

        (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

        (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

        (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the





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

objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

        (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

        (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

        FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY MILLION (20,000,000) shares of stock @ $.01 par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

        FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

        The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

        NAME                                       POST OFFICE ADDRESS
        ----                                       -------------------
        Brent Buscay                               2533 North Carson Street
                                                   Carson City, Nevada 89706


        SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

        SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

        NAME                                       POST OFFICE ADDRESS
        ----                                       -------------------
        Brent Buscay                               2533 North Carson Street
                                                   Carson City, Nevada 89706

        EIGHTH. The resident agent for this corporation shall be:

                           LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

                            2533 North Carson Street
                           Carson City, Nevada 89706

        NINTH. The corporation is to have perpetual existence.

        TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

        Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

        To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

        By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

        When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

        ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

        TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

        THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

        I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of December, 1997.


                                /s/ Brent Buscay
                                ----------------
                                  Brent Buscay


STATE OF NEVADA )
                ) SS:
CARSON CITY     )

On this 1st day of December, 1997 in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                  Brent Buscay

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

                                       -----------------------------------------
                                        [SEAL] WENDEE L. CORREIA
                                               NOTARY PUBLIC-NEVADA
                                            Appt. Recorded in CARSON CITY
                                       No. 97-2163-3 My Appt. Exp. April 9, 2001
                                       -----------------------------------------

                             /s/ Wendee L. Correia
                             ---------------------
                                 Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.



December 01, 1997                /s/ Brent Buscay
-----------------                ----------------
Date                              Vice President

                      CERTIFIED STATEMENT OF J.M LECHIARA


I, J.M. Lechiara, CFO and Treasurer of AlphaCom, Inc. am, and since my employment on August 1, 1998 have been an officer of AlphaCom, Inc. I have participated in all corporate activity since that time and am competent to execute this certification of corporate matters.

I am aware that no Bylaws or other governing documents have been adopted by the corporation, its directors or shareholders other than the Articles of Incorporation filed December 1, 1997, and that there have been no amendments or changes to those Articles except for the following:

1. On May 27, 1998 - Article Fourth - to change the par value of the common stock to $.001 per share.
2. On April 15, 1999 - approved by the shareholders at a special meeting held on May 6, 1999 - Article Fourth - to increase the authorized shares to 60,000,000 shares.
I am also aware that no event has occurred which would affect the authority or powers granted therein.

I am also aware that he current Annual List of Officers as filed with the Nevada Secretary of State is complete and accurate.


I HEREBY CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THIS STATE THAT THE FOREGOING IS TRUE AND ACCURATE TO THE BEST OF MY KNOWLEDGE.


/s/ J.M. Lechiara                                           6-23-99
-------------------------                               --------------
    J.M. Lechiara                                            Date

                                                                          [SEAL]

                                  DEAN HELLER
[GRAPHIC]                  NEVADA SECRETARY OF STATE
                             CORPORATE INFORMATION

                              Name: ALPHACOM, INC.

Type:           File Number:             State:   Incorporated On: December 01,
Corporation     26772-1997               NEVADA   1997

Status: Current list of officers on file  Corp Type: Regular

Resident Agent: LAUGHLIN ASSOCIATES, INC. (Accepted)
Address:        2533 N. CARSON STREET
                CARSON CITY              NV       89706

President:      ROBERT SNYDER
Address:        2533 N. CARSON ST
                CARSON CITY              NV       89706

Secretary:      DENNIS SNYDER
Address:        2533 N. CARSON ST
                CARSON CITY              NV       89706

Treasurer:      JOE LECHIARA
Address:        2533 N. CARSON ST
                CARSON CITY              NV       89706

ALPHACOM, INC.

?TYP/NR C 026772-1997 ST NEVADA         INC ON DEC 1, 1997 FOR PERPETUAL
?STATUS CURRENT LIST AS OF: 01-04-99   NUMBER OF PAGES FILED: 8 DRH
 TYPE: REGULAR
PURPOSE: ALL LEGAL ACTIVITIES
         PU FILING FEE 225.00 EXP      CAPITAL:    $60,000
?SHRS 60,000,000 PAR VAL:     $.001  NR NO PAR SHRS
?NBR    15065
     LIST OF OFFICERS FOR 98 - 99 FILED ON 01-04-99   ANNUAL LO TCH
     LAUGHLIN ASSOCIATES, INC.                    ACCEPTED     120197
2533 N. CARSON STREET         CARSON CITY         NV 89706
PRES ROBERT SNYDER                                             052898
2533 N. CARSON STREET         CARSON CITY         NV 89706
SECT DENNIS SNYDER                                             052898
2533 N. CARSON STREET         CARSON CITY         NV 89706
TRES JOE LECHIARA                                              010499
2533 N. CARSON STREET         CARSON CITY         NV 89706